10.10(a)
ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (the “Assignment”) is entered into effective this 24 day of Oct., 1995, (the “Effective Date”) by and between RAINBOW ENTERTAINMENT, INC., a Mississippi corporation (the “Assignor”), and GREENVILLE RIVERBOAT, LLC, a Mississippi limited liability company (the “Assignee”), who agree as follows:
     1. Recitals. Assignor as lessee is a party to an Amended and Restated Lease Agreement dated as of January 20, 1995 (the “Lease”) with GREENVILLE MARINE CORPORATION, a Mississippi corporation, as lessor (the “Lessor), pursuant to which the Lessee is leasing from the Lessor approximately 3.961 acres of real property and the improvements thereon located in Greenville, Mississippi (the “Property). A copy of the Lease is attached hereto as Exhibit A. Assignor desires to assign all of its rights and in and to the Lease to Assignee, and Assignee desires to accept such assignment and to assume all obligations of Assignor under the Lease pursuant to the terms and conditions of this Assignment.
     2. Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby irrevocably sells, assigns, transfers, conveys and sets over to the Assignee all of the Assignor’s right, title, and interest in and to the Lease, and the Assignee accepts such assignment. In consideration of such assignment, Assignee hereby assumes and agrees to perform all of Assignor’s obligations and duties as lessee under the Lease which arise on and after the Effective Date. Assignor agrees to indemnify and hold Assignee harmless against any damages, costs and expenses asserted against or incurred by Assignee by reason of any acts or omissions of Assignor or the failure of Assignor to perform any obligations under the Lease to be performed by Assignor before the Effective Date. Notwithstanding the foregoing, the effectiveness of this Assignment shall be subject to the receipt of the consent of the Lessor to this Assignment. Nothing herein is intended or should be construed as reducing or relieving Assignor of its liability to Lessor under the Lease.
     3. Representations, Warranties and Covenants of Assignor. The Assignor represents, warrants, covenants and agrees that (i) the Lease is in full force and effect; (ii) an accurate and complete copy of the Lease, including all amendments, is attached hereto as Exhibit A; (iii) the Assignor has the right to assign the Lease to the Assignee, subject only to the consent of the Lessor; (iv) this Assignment has been duly authorized and approved by all necessary corporate action on the part of Assignor; (v) this Assignment will not breach the terms of or constitute a default under any agreement, indenture, deed of trust or other instrument or document to which Assignor is a party (vi) the Lease is free and clear of all liens, encumbrances or claims of third parties; (vii) the Assignor is not in default under any of the terms and conditions of the Lease and the Assignor does not know or have reason to know of any facts that could cause a default under the Lease; (viii) Assignor does not know or have reason to know of any action, lawsuit, proceeding or governmental action pending, threatened or anticipated which could affect the Lease, this Assignment or the Assignee’s interest or rights under the Lease; and (ix) Assignor has paid all rent and other amounts due under the Lease through the Effective Date. The representations, warranties, covenants and agreements contained in this Section 3 shall survive the execution and delivery of this Assignment.
     4. Environmental Matters.
          (a) Assignor represents and warrants that (i) no “Hazardous Substance” (as defined herein) has been disposed of, buried beneath, or percolated beneath the Property or any improvements thereon nor has any Hazardous Substance ever been removed from the Property and stored off site of the Property, (ii) there has been no “Release” (as defined herein) of a Hazardous Substance on or from the Property or any improvements thereon, (iii) Assignor is in material compliance with all applicable federal, state and local laws, administrative rulings, and regulations of any court, administrative agency or other governmental or quasi-governmental authority, relating to the protection of the environment (including, but not limited to, laws prohibiting the creation of a public nuisance) , (iv) Assignor has not received notification that it is a potentially responsible party under Section 107 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”) or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), (v) no underground storage tank is located on the Property and, to the best of Assignor’s knowledge, no underground storage tank has ever been located on the Property, and (vi) Assignor has not received notification from any federal, state, or local government, agency, or regulatory body, of a violation under any federal, state, or local law regulating the disposal or discharge of any toxic, explosive or other Hazardous Substance. For purposes hereof, (a) “Hazardous Substance” means any one (1) or more of the following: (i) any substance deemed hazardous under Section 101(14) of CERCLA, (ii) any other substance deemed hazardous by the Environmental Protection Agency pursuant to Section 102(a) of CERCLA, (iii) petroleum (including crude oil or any fraction thereof), (iv) any substance deemed hazardous pursuant to Section 1004(5) of the Resource Conservation and Recovery Act (“RCRA”), (v) any solid waste identified in Section 1004(27) of RCRA or (vi) any other hazardous or toxic substance, materials, compound, mixture, solution, element, pollutant or waste regulated under any federal, state or local statute, ordinance or regulation; and

(b) “Release” shall have the meaning given to such term in Section 101(22) of CERCLA.
          (b) Assignor shall, from and at all times after the date hereof, fully and promptly pay, perform, discharge, defend, indemnify and hold Assignee harmless from and against all claims, orders, demands, actions, proceedings, or suits, and all losses, costs damages or expenses (including, but not limited to, court costs, technical consultant fees and expenses, and reasonable attorneys’ fees and expenses) arising or resulting from any act, occurrence or omission in violation of or contrary to the representations and warranties made in this Section, whether by Assignor or any other owner or operator at the Property. Such indemnifications shall include, but not be limited to, claims made against Assignee with respect to contamination of the soil and/or groundwater, damage to the environment and natural resources, and injury or damage to persons or property, the costs of any health assessment or health effects study, and any costs of removal or remedial action incurred in connection with the cleanup of the Hazardous Substance on the Property, whether such liability arises under RCRA, CERCLA, or any other federal, state and/or local statute, ordinance, regulation or under common law.
          (c) The provisions of this Section 4 shall survive the execution and delivery of this Assignment.
     5. Obligations of Assignee. In consideration of the foregoing assignment, the Assignee hereby agrees to perform all of the terms and conditions of the Lease to be performed by the lessee therein, including all rental and other payments becoming due, after the Effective Date, and to indemnify and save Assignor harmless from and against any and all claims, demands, losses, liabilities, costs and expenses (including attorneys fees and disbursements) by reason of any default by Assignee under the Lease.
     6. Further Assurances. The Assignor shall, for no additional consideration, take such other steps, execute such other documents and do such other things as may be necessary to fully vest Assignor’s rights in the Lease in Assignee, including but not limited to assisting Assignee in securing the Assignor’s written consent to this Assignment.
     7. Miscellaneous. This Assignment represents the entire agreement of the parties hereto with respect to the inherent matter herein. This Assignment shall be binding upon the parties and their respective successors and assigns. This Assignment shall be governed by Mississippi law.

     IN WITNESS WHEREOF, the parties have executed this document on the 24 day of Oct, 1995.

RAINBOW ENTERTAINMENT, INC.
By:	/s/ Marvin Cato
Marvin Cato, President

GREENVILLE RIVERBOAT, LLC.
By:	Wimar Tahoe Corporation Manager

By:	/s/ William J. Yung
William J. Yung, President

STATE OF TN	)
	)	SS:
COUNTY OF Shelby	)
     The foregoing instrument was acknowledged before me this 24 day of Oct, 1995, by Marvin Cato, president of Rainbow Entertainment, Inc., a Mississippi corporation, on behalf of such corporation.

/s/ Illegible
Notary Public

My Commission Expires: Apr 28, 1998

STATE OF Kentucky	)
	)	SS:
COUNTY OF Kenton	)
     The foregoing instrument was acknowledged before me this 25th day of October, 199_, by William J. Yung, President of Wimar Tahoe Corporation, a Nevada corporation, on behalf of such corporation as Manager of Greenville Riverboat, LLC, a Mississippi limited liability company, on behalf of the company

/s/ Illegible
Notary Public

My Commission Expires:

CONSENT OF LESSOR
     The undersigned represents, warrants, covenants, and agrees that (i) it is the Lessor in the Lease (as defined in the foregoing Assignment); (ii) the Lease is in full force and effect; (iii) an accurate and complete copy of the Lease, including all amendments and restatements thereof, is attached hereto as Exhibit A; (iv) the Assignor has the right to assign the Lease to the Assignee, subject only to the consent of the Lessor; (v) this Consent has been duly authorized and approved by all necessary corporate action on the part of Lessor; (vi) this Consent will not breach the terms of or constitute a default under any agreement, indenture, deed of trust or other instrument or document to which Lessor is a party; (vii) the Assignor is not in default in any of the terms and conditions set forth in the Lease to be performed by the Assignor; and (viii) Assignor has paid all rent and other amounts due under the Lease through the Effective Date (as defined in the foregoing Assignment) . The representations, warranties, covenants and agreements contained in this Consent shall survive the execution and delivery of this Consent.
     The undersigned has read and reviewed the terms and conditions in the foregoing Assignment, hereby consents and agrees to the assignment of the Lease from Assignor to Assignee pursuant to the terms of the foregoing Assignment, and covenants and agrees that, during the term of the Lease, Assignee shall have all of Assignor’s rights and obligations under the Lease.

LESSOR: GREENVILLE MARINE CORPORATION
By:	/s/ D. JOHN NICHOLS
D. JOHN NICHOLS, PRESIDENT

STATE OF Mississippi	)
	)	SS:
COUNTY OF Washington	)
     The foregoing instrument was acknowledged before me this 26th day of October, 1995, by D. John Nichols, President of Greenville Marine Corporation, a Mississippi corporation, on behalf of the corporation.

/s/ Illegible
Notary Public
My Commission Expires: 9/24/96